Exhibit 99.1

OP BANCORP REPORTS NET INCOME FOR 2023 THIRD QUARTER
OF $5.1 MILLION AND DILUTED EARNINGS PER SHARE OF $0.33

2023 Third Quarter Highlights compared with 2023 Second Quarter:
•Financial Results:
◦Net income of $5.1 million, compared to $6.1 million
◦Diluted earnings per share of $0.33, compared to $0.39
◦Net interest income of $17.3 million, compared to $17.3 million
◦Net interest margin of 3.38%, compared to 3.40%
◦Provision for credit losses of $1.4 million, compared to none
◦Total assets of $2.14 billion, compared to $2.15 billion
◦Gross loans of $1.76 billion, compared to $1.72 billion
◦Total deposits of $1.83 billion, compared to $1.86 billion
•Credit Quality:
◦Allowance for credit losses to gross loans of 1.23%, compared to 1.21%
◦Net charge-offs(1) to average gross loans(2) of 0.11%, compared to 0.00%
◦Nonperforming loans to gross loans of 0.24%, compared to 0.20%
◦Criticized loans(3) to gross loans of 0.78%, compared to 0.44%
•Capital Levels:
◦Remained well-capitalized with a Common Equity Tier 1 (“CET1”) ratio of 12.09%
◦Book value per common share increased to $12.17, compared to $12.16
◦Paid quarterly cash dividend of $0.12 per share for the periods
◦Announced a new program to repurchase up to 750,000 shares of its common stock
___________________________________________________________
(1)    Annualized.
(2)    Includes loans held for sale.
(3)    Includes special mention, substandard, doubtful, and loss categories.
LOS ANGELES, October 26, 2023 — OP Bancorp (the “Company”) (NASDAQ: OPBK), the holding company of Open Bank (the “Bank”), today reported its financial results for the third quarter of 2023. Net income for the third quarter of 2023 was $5.1 million, or $0.33 per diluted common share, compared with $6.1 million, or $0.39 per diluted common share, for the second quarter of 2023, and $8.7 million, or $0.55 per diluted common share, for the third quarter of 2022.

Min Kim, President and Chief Executive Officer:
“Recognizing the continued challenges in banking environment, we have been actively engaging with our borrowers to provide support in this high interest rate environment. As we maintain a healthy level of liquidity, our primary emphasis has been on fine-tuning our deposit composition to control costs effectively. Our noninterest-bearing deposits stand at 33% of total deposits showing promising signs of stability in our net interest margin,” said Min Kim, President and Chief Executive.
“We also expanded our branch network by opening our eleventh full service branch in Las Vegas, Nevada during the quarter. Although we anticipate additional challenges in the short term, we remain optimistic about achieving our longer-term goals.”

SELECTED FINANCIAL HIGHLIGHTS

($ in thousands, except per share data)	As of and For the Three Months Ended			% Change 3Q23 vs.
	3Q2023	2Q2023	3Q2022	2Q2023	3Q2022
Selected Income Statement Data:
Net interest income	$17,313	$17,252	$20,344	0.4%	(14.9)%
Provision for credit losses	1,359	—	662	n/m	105.3
Noninterest income	2,601	3,605	4,821	(27.9)	(46.0)
Noninterest expense	11,535	12,300	12,338	(6.2)	(6.5)
Income tax expense	1,899	2,466	3,515	(23.0)	(46.0)
Net income	5,121	6,091	8,650	(15.9)	(40.8)
Diluted earnings per share	0.33	0.39	0.55	(15.4)	(40.0)
Selected Balance Sheet Data:
Gross loans	$1,759,525	$1,716,197	$1,618,018	2.5%	8.7%
Total deposits	1,825,171	1,859,639	1,816,811	(1.9)	0.5
Total assets	2,142,675	2,151,701	2,029,575	(0.4)	5.6
Average loans(1)	1,740,188	1,725,764	1,614,000	0.8	7.8
Average deposits	1,821,361	1,817,101	1,753,726	0.2	3.9
Credit Quality:
Nonperforming loans	$4,211	$3,447	$1,809	22.2%	132.8%
Nonperforming loans to gross loans	0.24%	0.20%	0.11%	20.0	118.2
Criticized loans(2) to gross loans	0.78	0.44	0.19	77.3	310.5
Net charge-offs (recoveries) to average gross loans(3)	0.11	0.00	(0.00)	0.11	0.11
Allowance for credit losses to gross loans	1.23	1.21	1.14	0.02	0.09
Allowance for credit losses to nonperforming loans	513	603	1015	(90)	(502)
Financial Ratios:
Return on average assets(3)	0.96%	1.15%	1.77%	(0.19)%	(0.81)%
Return on average equity(3)	11.07	13.27	19.91	(2.20)	(8.84)
Net interest margin(3)	3.38	3.40	4.31	(0.02)	(0.93)
Efficiency ratio(4)	57.92	58.97	49.03	(1.05)	8.89
Common equity tier 1 capital ratio	12.09	11.92	11.92	0.17	0.17
Leverage ratio	9.63	9.50	9.52	0.13	0.11
Book value per common share	$12.17	$12.16	$11.19	0.1	8.8

(1)Includes loans held for sale.
(2)Includes special mention, substandard, doubtful, and loss categories.
(3)Annualized.
(4)Represents noninterest expense divided by the sum of net interest income and noninterest income.

INCOME STATEMENT HIGHLIGHTS
Net Interest Income and Net Interest Margin

($ in thousands)	For the Three Months Ended			% Change 3Q23 vs.
	3Q2023	2Q2023	3Q2022	2Q2023	3Q2022
Interest Income
Interest income	$31,186	$30,102	$23,234	3.6%	34.2%
Interest expense	13,873	12,850	2,890	8.0	380.0
Net interest income	$17,313	$17,252	$20,344	0.4%	(14.9)%

($ in thousands)	For the Three Months Ended
	3Q2023			2Q2023			3Q2022
	Average Balance	Interest and Fees	Yield/Rate(1)	Average Balance	Interest and Fees	Yield/Rate(1)	Average Balance	Interest and Fees	Yield/Rate(1)
Interest-earning Assets:
Loans	$1,740,188	$28,250	6.45%	$1,725,764	$27,288	6.34%	$1,614,000	$21,780	5.36%
Total interest-earning assets	2,038,321	31,186	6.08	2,030,139	30,102	5.94	1,874,516	23,234	4.92
Interest-bearing Liabilities:
Interest-bearing deposits	1,222,099	13,006	4.22	1,201,353	11,920	3.98	947,437	2,889	1.21
Total interest-bearing liabilities	1,301,990	13,873	4.23	1,283,939	12,850	4.01	947,567	2,890	1.21
Ratios:
Net interest income / interest rate spreads		17,313	1.85		17,252	1.93		20,344	3.71
Net interest margin			3.38			3.40			4.31
Total deposits / cost of deposits	1,821,361	13,006	2.83	1,817,101	11,920	2.63	1,753,726	2,889	0.65
Total funding liabilities / cost of funds	1,901,252	13,873	2.90	1,899,687	12,850	2.71	1,753,856	2,890	0.65

(1)Annualized.

($ in thousands)	For the Three Months Ended						Yield Change 3Q23 vs.
	3Q2023		2Q2023		3Q2022
	Interest & Fees	Yield(1)	Interest & Fees	Yield(1)	Interest & Fees	Yield(1)	2Q2023	3Q2022
Loan Yield Component:
Contractual interest rate	$27,319	6.24%	$26,411	6.13%	$20,419	5.02%	0.11%	1.22%
SBA discount accretion	1,263	0.29	1,078	0.25	1,336	0.33	0.04	(0.04)
Amortization of net deferred fees	1	—	16	0.01	122	0.03	(0.01)	(0.03)
Amortization of premium	(445)	(0.10)	(452)	(0.11)	(250)	(0.06)	0.01	(0.04)
Net interest recognized on nonaccrual loans	(26)	(0.01)	40	0.01	—	—	(0.02)	(0.01)
Prepayment penalties(2) and other fees	138	0.03	195	0.05	153	0.04	(0.02)	(0.01)
Yield on loans	$28,250	6.45%	$27,288	6.34%	$21,780	5.36%	0.11%	1.09%

Amortization of Net Deferred Fees:
PPP loan forgiveness	$3	—%	$—	—%	$351	0.04%	—%	(0.04)%
Other	(2)	—	16	0.01	142	-0.01	(0.01)	0.01
Total amortization of net deferred fees	$1	—%	$16	0.01%	$493	0.03%	(0.01)%	(0.03)%

(1)Annualized.

(2)Prepayment penalty income of $110 thousand and $79 thousand for the three months ended June 30, 2023 and September 30, 2022, respectively, was from commercial real estate (“CRE”) and Commercial and Industrial (“C&I”) loans.
Impact of Hana Loan Purchase on Average Loan Yield and Net Interest Margin

During the second quarter of 2021, the Bank purchased an SBA portfolio of 638 loans with an ending balance of $100.0 million, excluding loan discount of $8.9 million from Hana Small Business Lending, Inc. (“Hana”). The following table presents impacts of the Hana loan purchase on average loan yield and net interest margin:

($ in thousands)	For the Three Months Ended
	3Q2023	2Q2023	3Q2022
Hana Loan Purchase:
Contractual interest rate	$1,383	$1,409	$1,114
Purchased loan discount accretion	513	384	594
Other fees	27	16	9
Total interest income	$1,923	$1,809	$1,717

Effect on average loan yield(1)	0.25%	0.23%	0.21%
Effect on net interest margin(1)	0.30%	0.27%	0.22%

($ in thousands)	For the Three Months Ended
	3Q2023			2Q2023			3Q2022
	Average Balance	Interest and Fees	Yield/ Rate	Average Balance	Interest and Fees	Yield/ Rate	Average Balance	Interest and Fees	Yield/ Rate
Average loan yield(1)	$1,740,188	$28,250	6.45%	$1,725,764	$27,288	6.34%	$1,614,000	$21,780	5.36%
Adjusted average loan yield excluding purchased Hana loans(1)(2)	1,688,404	26,327	6.20	1,670,530	25,479	6.11	1,549,313	20,063	5.15

Net interest margin(1)	2,038,321	17,313	3.38	2,030,139	17,252	3.40	1,874,516	20,344	4.31
Adjusted interest margin excluding purchased Hana loans(1)(2)	1,986,537	15,390	3.08	1,974,905	15,443	3.13	1,809,829	18,627	4.09

(1)Annualized.
(2)See reconciliation of GAAP to non-GAAP financial measures.

Third Quarter 2023 vs. Second Quarter 2023
Net interest income increased $0.1 million, or 0.4%, primarily due to higher interest income on loans and interest-bearing deposits in other banks, mostly offset by higher interest expense on deposits. Net interest margin was 3.38%, a decrease of 2 basis points from 3.40%.
◦A $1.0 million increase in interest income on loans was primarily due to a 11 basis point increase in average yield as a result of the Federal Reserve’s rate increases.
◦A $113 thousand increase in interest income on interest-bearing deposits in other banks was primarily due the Federal Reserve’s rate increases.
◦A $1.1 million increase in interest expense on interest-bearing deposits was primarily due to a 24 basis point increase in average cost.

Third Quarter 2023 vs. Third Quarter 2022
Net interest income decreased $3.0 million, or 14.9%, primarily due to higher interest expense on deposits, partially offset by higher interest income on loans. Net interest margin was 3.38%, a decrease of 93 basis points from 4.31%.
◦A $10.1 million increase in interest expense on deposits was primarily due to a $274.7 million increase in average balance and a 301 basis point increase in average cost driven by the Federal Reserve’s rate increases.
◦A $6.5 million increase in interest income on loans was primarily due to a $126.2 million increase in average balance and a 109 basis point increase in average yield as a result of the Federal Reserve’s rate increases.
Provision for Credit Losses

($ in thousands)	For the Three Months Ended
	3Q2023	2Q2023	3Q2022
Provision for credit losses on loans	$1,303	$—	$662
Provision for (reversal of) credit losses on off-balance sheet exposure(1)	56	—	(6)
Total provision for credit losses	$1,359	$—	$656

(1)     Provision for credit losses on off-balance sheet exposure of $56 thousand for the three months ended September 30, 2023 was included in total provision for credit losses. Prior to CECL adoption, reversal of provisions for credit losses on off-balance sheet exposure of $6 thousand for the three months ended September 30, 2022 was included in other expenses.
Third Quarter 2023 vs. Second Quarter 2023
The Company recorded a $1.4 million provision for credit losses, an increase of $1.4 million, compared with no provision for credit losses. The increase was primarily due to a $488 thousand in net charge-offs, a $356 thousand increase from loan balance and historical loss factor changes, and a $575 thousand increase in qualitative factor adjustments in the third quarter of 2023.

Third Quarter 2023 vs. Third Quarter 2022
The Company recorded a $1.4 million provision for credit losses, compared with a $656 thousand provision for credit losses.

Noninterest Income

($ in thousands)	For the Three Months Ended			% Change 3Q23 vs.
	3Q2023	2Q2023	3Q2022	2Q2023	3Q2022
Noninterest Income
Service charges on deposits	$575	$573	$454	0.3%	26.7%
Loan servicing fees, net of amortization	468	595	610	(21.3)	(23.3)
Gain on sale of loans	1,179	2,098	3,490	(43.8)	(66.2)
Other income	379	339	267	11.8	41.9
Total noninterest income	$2,601	$3,605	$4,821	(27.9)%	(46.0)%

Third Quarter 2023 vs. Second Quarter 2023
Noninterest income decreased $1.0 million, or 27.9%, primarily due to lower gain on sale of loans.
◦Gain on sale of loans was $1.2 million, a decrease of $919 thousand from $2.1 million, primarily due to a lower SBA loan sold amount and a lower average sales premium. The Bank sold $23.4 million in SBA loans at an average premium rate of 6.50%, compared to the sale of $36.8 million at an average premium rate of 6.64%.

Third Quarter 2023 vs. Third Quarter 2022
Noninterest income decreased $2.2 million, or 46.0%, primarily due to lower gain on sale of loans.
◦Gain on sale of loans was $1.2 million, a decrease of $2.3 million from $3.5 million, primarily due to a lower SBA loan sold amount and a lower average sales premium. The Bank sold $23.4 million in SBA loans at an average premium rate of 6.50%, compared to the sale of $59.3 million at an average premium rate of 6.67%.

Noninterest Expense

($ in thousands)	For the Three Months Ended			% Change 3Q23 vs.
	3Q2023	2Q2023	3Q2022	2Q2023	3Q2022
Noninterest Expense
Salaries and employee benefits	$7,014	$7,681	$7,343	(8.7)%	(4.5)%
Occupancy and equipment	1,706	1,598	1,537	6.8	11.0
Data processing and communication	369	546	586	(32.4)	(37.0)
Professional fees	440	381	602	15.5	(26.9)
FDIC insurance and regulatory assessments	333	420	238	(20.7)	39.9
Promotion and advertising	207	159	177	30.2	16.9
Directors’ fees	164	210	170	(21.9)	(3.5)
Foundation donation and other contributions	529	594	875	(10.9)	(39.5)
Other expenses	773	711	810	8.7	(4.6)
Total noninterest expense	$11,535	$12,300	$12,338	(6.2)%	(6.5)%

Third Quarter 2023 vs. Second Quarter 2023
Noninterest expense decreased $765 thousand, or 6.2%, primarily due to lower salaries and employee benefits, and data processing communication, partially offset by a higher occupancy and equipment.
◦Salaries and employee benefits decreased $667 thousand primarily due to a lower accrual on employee incentives.
◦Data processing and communication decreased $177 thousand primarily due to an accrual adjustment for a credit received on data processing fees.
◦Occupancy and equipment increased $108 thousand primarily due to increases in leasehold improvements and equipment expense accrual adjustments.

Third Quarter 2023 vs. Third Quarter 2022
Noninterest expense decreased $803 thousand, or 6.5%, primarily due to lower foundation donation and other contributions, salaries and employee benefits, and data processing and communication.
◦Foundation donations and other contributions decreased $346 thousand, primarily due to a lower donation accrual for Open Stewardship as a result of lower net income.
◦Salaries and employee benefits decreased $329 thousand, primarily due to a lower accrual on employee incentives.
◦Data processing and communication decreased $217 thousand, primarily due to an accrual adjustment for a credit received on data processing fees.

Income Tax Expense
Third Quarter 2023 vs. Second Quarter 2023
Income tax expense was $1.9 million and the effective tax rate was 27.1%, compared to income tax expense of $2.5 million and the effective rate of 28.8%. The decrease in the effective tax rate was primarily due to adjustments for differences between the prior year tax provision and the final tax returns that were applied in the third quarter of 2023.

Third Quarter 2023 vs. Third Quarter 2022

Income tax expense was $1.9 million and the effective tax rate was 27.1%, compared to income tax expense of $3.5 million and an effective rate of 28.9%. The decrease in the effective tax rate was primarily due to return to provision adjustments applied in the third quarter of 2023.

BALANCE SHEET HIGHLIGHTS

Loans

($ in thousands)	As of			% Change 3Q23 vs.
	3Q2023	2Q2023	3Q2022	2Q2023	3Q2022
CRE loans	$878,824	$847,863	$830,125	3.7%	5.9%
SBA loans	240,154	238,785	232,569	0.6	3.3
C&I loans	124,632	112,160	133,855	11.1	(6.9)
Home mortgage loans	515,789	516,226	419,469	(0.1)	23.0
Consumer & other loans	126	1,163	2,000	(89.2)	(93.7)
Gross loans	$1,759,525	$1,716,197	$1,618,018	2.5%	8.7%

The following table presents new loan originations based on loan commitment amounts for the periods indicated:

($ in thousands)	For the Three Months Ended			% Change 3Q23 vs.
	3Q2023	2Q2023	3Q2022	2Q2023	3Q2022
CRE loans	$33,222	$29,976	$43,929	10.8%	(24.4)%
SBA loans	39,079	34,312	43,984	13.9	(11.2)
C&I loans	14,617	25,650	39,720	(43.0)	(63.2)
Home mortgage loans	9,137	22,788	68,842	(59.9)	(86.7)
Gross loans	$96,055	$112,726	$198,975	(14.8)%	(51.7)%

The following table presents changes in gross loans by loan activity for the periods indicated:

($ in thousands)	For the Three Months Ended
	3Q2023	2Q2023	3Q2022
Loan Activities:
Gross loans, beginning	$1,716,197	$1,692,485	$1,484,718
New originations	96,055	112,726	198,975
Net line advances	25,464	(25,961)	(6,337)
Purchases	3,415	6,359	37,146
Sales	(22,137)	(36,791)	(64,314)
Paydowns	(22,169)	(17,210)	(19,087)
Payoffs	(36,024)	(25,969)	(37,817)
PPP payoffs	(250)	—	(7,206)
Decrease in loans held for sale	—	7,534	30,613
Other	(1,026)	3,024	1,327
Total	43,328	23,712	133,300
Gross loans, ending	$1,759,525	$1,716,197	$1,618,018

As of September 30, 2023 vs. June 30, 2023

Gross loans were $1.76 billion as of September 30, 2023, up $43.3 million from June 30, 2023, primarily due to new loan originations and net line advances, partially offset by loan sales, and payoffs and paydowns.

New loan originations, net line advances, and loan payoffs and paydowns were $96.1 million $25.5 million, and $58.4 million for the third quarter of 2023, respectively, compared with $112.7 million $(26.0) million and $43.2 million for the second quarter of 2023, respectively.
As of September 30, 2023 vs. September 30, 2022

Gross loans were $1.76 billion as of September 30, 2023, up $141.5 million from September 30, 2022, primarily due to new loan originations of $451.8 million and loan purchases of $71.9 million, primarily offset by loan sales of $136.2 million and loan payoffs and paydowns of $217.2 million.

The following table presents the composition of gross loans by interest rate type accompanied with the weighted average contractual rates as of the periods indicated:

($ in thousands)	As of
	3Q2023		2Q2023		3Q2022
	%	Rate	%	Rate	%	Rate
Fixed rate	36.3%	4.95%	36.2%	4.82%	35.2%	4.39%
Hybrid rate	34.0	5.08	34.7	4.99	34.1	4.59
Variable rate	29.7	9.23	29.1	9.05	30.7	6.97
Gross loans	100.0%	6.27%	100.0%	6.11%	100.0%	5.25%

The following table presents the maturity of gross loans by interest rate type accompanied with the weighted average contractual rates for the periods indicated:

($ in thousands)	As of September 30, 2023
	Within One Year		One Year Through Five Years		After Five Years		Total
	Amount	Rate	Amount	Rate	Amount	Rate	Amount	Rate
Fixed rate	$77,850	5.84%	$316,120	4.82%	$243,749	4.83%	$637,719	4.95%
Hybrid rate	—	—	96,038	4.49	502,942	5.19	598,980	5.08
Variable rate	91,108	9.18	113,209	8.83	318,509	9.39	522,826	9.23
Gross loans	$168,958	7.52%	$525,367	5.63%	$1,065,200	6.36%	$1,759,525	6.27%

Allowance for Credit Losses

The Company adopted the CECL accounting standard effective as of January 1, 2023 under a modified retrospective approach. The adoption resulted in a $1.9 million increase to the allowance for credit losses on loans, a $184 thousand increase to the allowance for credit losses on off-balance sheet exposure, a $624 thousand increase to deferred tax assets, and a $1.5 million charge to retained earnings.

The following table presents impact of CECL adoption for allowance for credit losses and related items on January 1, 2023:

($ in thousands)	Allowance For Credit Losses on Loans	Allowance For Credit Losses on Off-Balance Sheet Exposure	Deferred Tax Assets	Retained Earnings
As of December 31, 2022	$19,241	$263	$14,316	$105,690
Day 1 adjustments on January 1, 2023	1,924	184	624	(1,484)
After Day 1 adjustments	$21,165	$447	$14,940	$104,206

The following table presents allowance for credit losses and provision for credit losses as of and for the periods presented:

($ in thousands)	As of and For the Three Months Ended			% Change 3Q23 vs.
	3Q2023	2Q2023	3Q2022	2Q2023	3Q2022
Allowance for credit losses on loans, beginning	$20,802	$20,814	$17,702	(0.1)%	17.5%
Provision for credit losses	1,303	—	662	n/m	96.8
Gross charge-offs	(492)	(20)	—	n/m	n/m
Gross recoveries	4	8	5	(50.0)	(20.0)
Net (charge-offs) recoveries	(488)	(12)	5	n/m	n/m
Allowance for credit losses on loans, ending(1)	$21,617	$20,802	$18,369	3.9%	17.7%

Allowance for credit losses on off-balance sheet exposure, beginning	$367	$367	$195	—%	88.2%
Impact of CECL adoption	—	—	—	n/m	n/m
Provision for (reversal of) credit losses	56	—	(6)	n/m	n/m
Allowance for credit losses on off-balance sheet exposure, ending(1)	$423	$367	$189	15.3%	123.8%

(1)    Allowance for credit losses as of September 30, 2023 and June 30, 2023 were calculated under the CECL methodology while allowance for loan losses for September 30, 2022 was calculated under the incurred loss methodology.

Asset Quality

($ in thousands)	As of and For the Three Months Ended			Change 3Q2023 vs.
	3Q2023	2Q2023	3Q2022	2Q2023	3Q2022
Loans 30-89 days past due and still accruing	$8,356	$5,215	$1,205	60.2%	593.4%
As a % of gross loans	0.47%	0.30%	0.07%	0.17%	0.40%

Nonperforming loans(1)	$4,211	$3,447	$1,809	22.2%	132.8%
Nonperforming assets(1)	4,211	3,447	1,809	22.2	132.8
Nonperforming loans to gross loans	0.24%	0.20%	0.11%	0.04	0.13
Nonperforming assets to total assets	0.20%	0.16%	0.09%	0.04	0.11

Criticized loans(1)(2)	$13,790	$7,538	$3,100	82.9%	344.8%
Criticized loans to gross loans	0.78%	0.44%	0.19%	0.34	0.59

Allowance for credit losses ratios:
As a % of gross loans	1.23%	1.21%	1.14%	0.02%	0.09%
As an adjusted % of gross loans(3)	1.26	1.25	1.18	0.01	0.08
As a % of nonperforming loans	513	603	1,015	(90)	(502)
As a % of nonperforming assets	513	603	1,015	(90)	(502)
As a % of criticized loans	157	276	593	(119)	(436)
Net charge-offs (recoveries)(4) to average gross loans(5)	0.11	0.00	(0.00)	0.11	0.11

(1)Excludes the guaranteed portion of SBA loans that are in liquidation totaling $5.2 million, $5.4 million and $442 thousand as of September 30, 2023, June 30, 2023 and September 30, 2022, respectively.
(2)Consists of special mention, substandard, doubtful and loss categories.
(3)See the Reconciliation of GAAP to NON-GAAP Financial Measures.
(4)Annualized.
(5)Includes loans held for sale.

Overall, the Bank continued to maintain low levels of nonperforming loans and net charge-offs. Our allowance remained strong with an adjusted allowance to gross loans ratio of 1.26%.
◦Loans 30-89 days past due and still accruing were $8.4 million or 0.47% of gross loans as of September 30, 2023, compared with $5.2 million or 0.30% as of June 30, 2023. The increase was mainly due to one home mortgage loan and one CRE and C&I relationship. Subsequent to September 30, 2023, past due payments on five loans totaling $3.5 million were collected, and the loans are now current.
◦Nonperforming loans were $4.2 million or 0.24% of gross loans as of September 30, 2023, compared with $3.4 million or 0.20% as of June 30, 2023. The increase was due to one home mortgage loan in Los Angeles with loan to value below 60% and one USDA loan with 80% government guaranty which has been written down to its fair value per the impairment analysis.
◦Nonperforming assets were $4.2 million or 0.20% of total assets as of September 30, 2023, compared with $3.4 million or 0.16% as of June 30, 2023. The Company did not have OREO as of September 30, 2023 or 2022.
◦Criticized loans were $13.8 million or 0.78% of gross loans as of September 30, 2023, compared with $7.5 million or 0.44% as of June 30, 2023. The increase was mainly due to one CRE loan to a motel in San Diego for $4.4 million and two relationships already mentioned under the nonperforming loans above. Subsequent to September 30, 2023, two loans totaling $1.4 million have been upgraded to Pass risk rating based on satisfactory cash flows.
◦Net charge-offs were $488 thousand or 0.11% of average loans in the third quarter of 2023, compared to net charge-offs of $12 thousand, or 0.00%, of average loans in the second quarter of 2023 and net recoveries of $5 thousand, or 0.00%, of average loans in the third quarter of 2022.
Deposits

($ in thousands)	As of						% Change 3Q23 vs.
	3Q2023		2Q2023		3Q2022
	Amount	%	Amount	%	Amount	%	2Q2023	3Q2022
Noninterest-bearing deposits	$605,509	33.2%	$634,745	34.1%	$794,631	43.7%	(4.6)%	(23.8)%
Money market deposits and others	348,869	19.1	344,162	18.5	524,911	28.9	1.4	(33.5)
Time deposits	870,793	47.7	880,732	47.4	497,269	27.4	(1.1)	75.1
Total deposits	$1,825,171	100.0%	$1,859,639	100.0%	$1,816,811	100.0%	(1.9)%	0.5%

Estimated uninsured deposits	$1,061,964	58.2%	$1,091,753	58.7%	$1,073,483	59.1%	(2.7)%	(1.1)%

As of September 30, 2023 vs. June 30, 2023

Total deposits were $1.83 billion as of September 30, 2023, down $34.5 million from June 30, 2023, primarily due to decreases in noninterest-bearing deposits. Noninterest-bearing deposits, as a percentage of total deposits, decreased to 33.2% from 34.1%. The composition shift to money market and time deposits was primarily due to customers’ continued preference for high-rate deposit products driven by the Federal Reserve’s rate increases.
As of September 30, 2023 vs. September 30, 2022

Total deposits were $1.83 billion as of September 30, 2023, up $8.4 million from September 30, 2022, primarily driven by growth in time deposits, partially offset by decreases in noninterest-bearing deposits, and money market and others. The composition shift to time deposits was primarily due to customers’ preference for high-rate deposit products driven by market rate increases as a result of the Federal Reserve’s rate increases.

The following table sets forth the maturity of time deposits as of September 30, 2023:

	As of September 30, 2023
($ in thousands)	Within Three Months	Three to Six Months	Six to Nine Months	Nine to Twelve Months	After Twelve Months	Total
Time deposits (more than $250)	$184,757	$141,526	$46,464	$45,929	$1,486	$420,162
Time deposits ($250 or less)	178,507	92,788	88,265	49,049	42,022	450,631
Total time deposits	$363,264	$234,314	$134,729	$94,978	$43,508	$870,793
Weighted average rate	4.39%	4.41%	4.70%	4.67%	4.02%	4.46%

OTHER HIGHLIGHTS

Liquidity

The Company maintains ample access to liquidity, including highly liquid assets on our balance sheet and available unused borrowings from other financial institutions. The following table presents the Company's liquid assets and available borrowings as of dates presented:

($ in thousands)	3Q2023	2Q2023	3Q2022
Liquidity Assets:
Cash and cash equivalents	$105,740	$143,761	$107,281
Available-for-sale debt securities	191,313	202,250	186,438
Liquid assets	$297,053	$346,011	$293,719
Liquid assets to total assets	13.9%	16.1%	14.5%

Available borrowings:
Federal Home Loan Bank—San Francisco	$375,874	$400,543	$406,523
Federal Reserve Bank	186,380	172,316	179,942
Pacific Coast Bankers Bank	50,000	50,000	50,000
Zions Bank	25,000	25,000	25,000
First Horizon Bank	25,000	25,000	25,000
Total available borrowings	$662,254	$672,859	$686,465
Total available borrowings to total assets	30.9%	31.3%	33.8%

Liquid assets and available borrowings to total deposits	52.6%	54.8%	54.0%

Capital and Capital Ratios

The Company’s Board of Directors declared a quarterly cash dividend of $0.12 per share of its common stock. The cash dividend is payable on or about November 23, 2023 to all shareholders of record as of the close of business on November 9, 2023.

The Company has an active stock repurchase program to repurchase up to 750,000 shares of its common stock, which was announced in August 2023. There was no repurchase during the third quarter of 2023.

	Basel III
	OP Bancorp(1)	Open Bank	Minimum Well Capitalized Ratio	Minimum Capital Ratio+ Conservation Buffer(2)
Risk-Based Capital Ratios:
Total risk-based capital ratio	13.31%	13.20%	10.00%	10.50%
Tier 1 risk-based capital ratio	12.09	11.98	8.00	8.50
Common equity tier 1 ratio	12.09	11.98	6.50	7.00
Leverage ratio	9.63	9.55	5.00	4.00

(1)The capital requirements are only applicable to the Bank, and the Company's ratios are included for comparison purpose.
(2)An additional 2.5% capital conservation buffer above the minimum capital ratios are required in order to avoid limitations on distributions, including dividend payments and certain discretionary bonuses to executive officers.

OP Bancorp	Basel III			Change 3Q2023 vs.
	3Q2023	2Q2023	3Q2022	2Q2023	3Q2022
Risk-Based Capital Ratios:
Total risk-based capital ratio	13.31%	13.10%	13.10%	0.21%	0.21%
Tier 1 risk-based capital ratio	12.09	11.92	11.92	0.17	0.17
Common equity tier 1 ratio	12.09	11.92	11.92	0.17	0.17
Leverage ratio	9.63	9.50	9.52	0.13	0.11
Risk-weighted Assets ($ in thousands)	$1,707,318	$1,700,205	$1,571,593	0.42	8.64

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

In addition to GAAP measures, management uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance.

Pre-provision net revenue removes provision for credit losses and income tax expense. Management believes that this non-GAAP measure, when taken together with the corresponding GAAP financial measures (as applicable), provides meaningful supplemental information regarding our performance. This non-GAAP financial measure also facilitates a comparison of our performance to prior periods.

($ in thousands)		For the Three Months Ended
		3Q2023	2Q2023	3Q2022
Interest income		$31,186	$30,102	$23,234
Interest expense		13,873	12,850	2,890
Net interest income		17,313	17,252	20,344
Noninterest income		2,601	3,605	4,821
Noninterest expense		11,535	12,300	12,338
Pre-provision net revenue	(a)	$8,379	$8,557	$12,827
Reconciliation to net income
Provision for credit losses	(b)	$1,359	$—	$662
Income tax expense	(c)	1,899	2,466	3,515
Net income	(a)-(b)-(c)	$5,121	$6,091	$8,650

During the second quarter of 2021, the Bank purchased 638 loans from Hana for a total purchase price of $97.6 million. The Company evaluated $100.0 million of the loans purchased in accordance with the provisions of ASC 310-20, Nonrefundable Fees and Other Costs, which were recorded with a $8.9 million discount. As a result, the fair value discount on these loans is being accreted into interest income over the expected life of the loans using the effective yield method. Adjusted loan yield and net interest margin for the three months ended September 30, 2023, June 30, 2023 and September 30, 2022 excluded the impacts of contractual interest and discount accretion of the purchased Hana loans as management does not consider purchasing loan portfolios to be normal or recurring transactions. Management believes that presenting the adjusted average loan yield and net interest margin provide comparability to prior periods and these non-GAAP financial measures provide supplemental information regarding the Company’s performance.

($ in thousands)		For the Three Months Ended
		3Q2023	2Q2023	3Q2022
Yield on Average Loans
Interest income on loans		$28,250	$27,288	$21,780
Less: interest income on purchased Hana loans		1,923	1,809	1,717
Adjusted interest income on loans	(a)	$26,327	$25,479	$20,063

Average loans		$1,740,188	$1,725,764	$1,614,000
Less: Average purchased Hana loans		51,784	55,234	64,687
Adjusted average loans	(b)	$1,688,404	$1,670,530	$1,549,313

Average loan yield(1)		6.45%	6.34%	5.36%
Effect on average loan yield(1)		0.25%	0.23%	0.21%
Adjusted average loan yield(1)	(a)/(b)	6.20%	6.11%	5.15%

Net Interest Margin
Net interest income		$17,313	$17,252	$20,344
Less: interest income on purchased Hana loans		1,923	1,809	1,717
Adjusted net interest income	(c)	$15,390	$15,443	$18,627

Average interest-earning assets		$2,038,321	$2,030,139	$1,874,516
Less: Average purchased Hana loans		51,784	55,234	64,687
Adjusted average interest-earning assets	(d)	$1,986,537	$1,974,905	$1,809,829

Net interest margin(1)		3.38%	3.40%	4.31%
Effect on net interest margin(1)		0.30	0.27	0.22
Adjusted net interest margin(1)	(c)/(d)	3.08%	3.13%	4.09%

(1)Annualized.

Adjusted allowance to gross loans ratio removes the impacts of purchased Hana loans, PPP loans and allowance on accrued interest receivable. Management believes that this ratio provides greater consistency and comparability between the Company’s results and those of its peer banks.

($ in thousands)		For the Three Months Ended
		3Q2023	2Q2023	3Q2022
Gross loans		$1,759,525	$1,716,197	$1,618,018
Less: Purchased Hana loans		(48,780)	(54,016)	(61,899)
PPP loans(1)		(1)	(247)	(1,022)
Adjusted gross loans	(a)	$1,710,744	$1,661,934	$1,555,097

Accrued interest receivable on loans		$7,057	$6,815	$5,203
Less: Accrued interest receivable on purchased Hana loans		(402)	(426)	(323)
Accrued interest receivable on PPP loans(2)		—	(6)	(16)
Adjusted accrued interest receivable on loans	(b)	$6,655	$6,383	$4,864
Adjusted gross loans and accrued interest receivable	(a)+(b)=(c)	$1,717,399	$1,668,317	$1,559,961

Allowance for credit losses		$21,617	$20,802	$18,369
Add: Allowance on accrued interest receivable		—	—	—
Adjusted Allowance	(d)	$21,617	$20,802	$18,369
Adjusted allowance to gross loans ratio	(d)/(c)	1.26%	1.25%	1.18%

(1)Excludes purchased PPP loans of $57 thousand as of September 30, 2022.
(2)Excludes purchased accrued interest receivable on PPP loans of $1 thousand as of September 30, 2022.

ABOUT OP BANCORP
OP Bancorp, the holding company for Open Bank (the “Bank”), is a California corporation whose common stock is quoted on the Nasdaq Global Market under the ticker symbol, “OPBK.” The Bank is engaged in the general commercial banking business in Los Angeles, Orange, and Santa Clara Counties, California, and Carrollton, Texas and is focused on serving the banking needs of small- and medium-sized businesses, professionals, and residents with a particular emphasis on Korean and other ethnic minority communities. The Bank currently operates eleven full-service branch offices in Downtown Los Angeles, Los Angeles Fashion District, Los Angeles Koreatown, Cerritos, Gardena, Buena Park, and Santa Clara, California, Carrollton, Texas and Las Vegas, Nevada. The Bank also has four loan production offices in Pleasanton, California, Atlanta, Georgia, Aurora, Colorado, and Lynnwood, Washington. The Bank commenced its operations on June 10, 2005 as First Standard Bank and changed its name to Open Bank in October 2010. Its headquarters is located at 1000 Wilshire Blvd., Suite 500, Los Angeles, California 90017. Phone 213.892.9999; www.myopenbank.com.
Cautionary Note Regarding Forward-Looking Statements

Certain matters set forth herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plans and expectations regarding future operating results. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties, some of which are beyond our control, include, but are not limited to: business and economic conditions, particularly those affecting the financial services industry and our primary market areas; the continuing effects of inflation and monetary policies, and the impacts of those circumstances upon our current and prospective borrowers and depositors; our ability to manage deposit liabilities and liquidity sources in a manner that balances the need to meet current and expected withdrawals while investing a sufficient portion of our assets to promote strong earning capacity; our ability to successfully manage our credit risk and to assess, adjust and monitor the sufficiency of our allowance for credit losses; factors that can impact the performance of our loan portfolio, including real estate values and liquidity in our primary market areas, the financial health of our commercial borrowers, the success of construction projects that we finance, including any loans acquired in acquisition transactions; the impacts of credit quality on our earnings and the related effects of increases to the reserve on our net income; our ability to effectively execute our strategic plan and manage our growth; interest rate fluctuations, which could have an adverse effect on our profitability; external economic and/or market factors, such as changes in monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve, inflation or deflation, changes in the demand for loans, and fluctuations in consumer spending, borrowing and savings habits, which may have an adverse impact on our financial condition; continued or increasing competition from other financial institutions, credit unions, and non-bank financial services companies, many of which are subject to less restrictive or less costly regulations than we are; challenges arising from unsuccessful attempts to expand into new geographic markets, products, or services; restraints on the ability of Open Bank to pay dividends to us, which could limit our liquidity; increased capital requirements imposed by banking regulators, which may require us to raise capital at a time when capital is not available on favorable terms or at all; a failure in the internal controls we have implemented to address the risks inherent to the business of banking; inaccuracies in our assumptions about future events, which could result in material differences between our financial projections and actual financial performance, particularly with respect to the effects of predictions of future economic conditions as those circumstances affect our estimates for the adequacy of our allowance for credit losses and the related provision expense; changes in our management personnel or our inability to retain motivate and hire qualified management personnel; disruptions, security breaches, or other adverse events, failures or interruptions in, or attacks on, our information technology systems; disruptions, security breaches, or other adverse events affecting the third-party vendors who perform several of our critical processing functions; an inability to keep pace with the rate of technological advances due to a lack of resources to invest in new technologies; risks related to potential acquisitions; political developments, uncertainties or instability, catastrophic events, acts of war or terrorism, or natural disasters, such as earthquakes, fires, drought, pandemic diseases (such as the coronavirus) or extreme weather events, any of which may affect services we use or affect our customers, employees or third parties with which we conduct business; incremental costs and obligations associated with operating as a public company; the impact of any claims or legal actions to which we may be subject, including any effect on our reputation; compliance with governmental and regulatory requirements, including the Dodd-Frank Act and others relating to banking, consumer protection, securities and tax matters, and our ability to maintain licenses required in connection with commercial mortgage origination, sale and servicing operations; changes in federal tax law or policy; and our ability the manage the foregoing and other factors set forth in the Company’s public reports. We describe these and other risks that could affect our results in Item 1A. “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2022 and in our other subsequent filings with the Securities and Exchange Commission.
Contact
Investor Relations
OP Bancorp
Christine Oh
EVP & CFO
213.892.1192
Christine.oh@myopenbank.com

CONSOLIDATED BALANCE SHEETS (unaudited)

($ in thousands)	As of			% Change 3Q23 vs.
	3Q2023	2Q2023	3Q2022	2Q2023	3Q2022
Assets
Cash and due from banks	$21,748	$21,295	$25,516	2.1%	(14.8)%
Interest-bearing deposits in other banks	83,992	122,466	81,765	(31.4)	2.7
Cash and cash equivalents	105,740	143,761	107,281	(26.4)	(1.4)
Available-for-sale debt securities, at fair value	191,313	202,250	186,438	(5.4)	2.6
Other investments	16,100	16,183	12,074	(0.5)	33.3
Loans held for sale	—	—	36,642	n/m	n/m
CRE loans	878,824	847,863	830,125	3.7	5.9
SBA loans	240,154	238,785	232,569	0.6	3.3
C&I loans	124,632	112,160	133,855	11.1	(6.9)
Home mortgage loans	515,789	516,226	419,469	(0.1)	23.0
Consumer loans	126	1,163	2,000	(89.2)	(93.7)
Gross loans receivable	1,759,525	1,716,197	1,618,018	2.5	8.7
Allowance for credit losses	(21,617)	(20,802)	(18,369)	3.9	17.7
Net loans receivable	1,737,908	1,695,395	1,599,649	2.5	8.6
Premises and equipment, net	5,378	5,093	4,383	5.6	22.7
Accrued interest receivable, net	7,996	7,703	5,856	3.8	36.5
Servicing assets	11,931	12,654	12,889	(5.7)	(7.4)
Company owned life insurance	22,071	21,913	21,464	0.7	2.8
Deferred tax assets, net	15,061	13,360	17,296	12.7	(12.9)
Operating right-of-use assets	8,993	9,487	8,265	(5.2)	8.8
Other assets	20,184	23,902	17,338	(15.6)	16.4
Total assets	$2,142,675	$2,151,701	$2,029,575	(0.4)%	5.6%
Liabilities and Shareholders' Equity
Liabilities:
Noninterest-bearing	$605,509	$634,745	$794,631	(4.6)%	(23.8)%
Money market and others	348,869	344,162	524,911	1.4	(33.5)
Time deposits greater than $250	420,162	416,208	277,785	1.0	51.3
Other time deposits	450,631	464,524	219,484	(3.0)	105.3
Total deposits	1,825,171	1,859,639	1,816,811	(1.9)	0.5
Federal Home Loan Bank advances	95,000	75,000	10,000	26.7	850.0
Accrued interest payable	13,552	9,354	1,099	44.9	1133.1
Operating lease liabilities	9,926	10,486	9,485	(5.3)	4.6
Other liabilities	14,719	13,452	22,085	9.4	(33.4)
Total liabilities	1,958,368	1,967,931	1,859,480	(0.5)	5.3
Shareholders' equity:
Common stock	77,632	77,464	78,782	0.2	(1.5)
Additional paid-in capital	10,606	10,297	9,424	3.0	12.5
Retained earnings	117,483	114,177	99,487	2.9	18.1
Accumulated other comprehensive loss	(21,414)	(18,168)	(17,598)	17.9	21.7
Total shareholders’ equity	184,307	183,770	170,095	0.3	8.4
Total liabilities and shareholders' equity	$2,142,675	$2,151,701	$2,029,575	(0.4)%	5.6%

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

($ in thousands, except share and per share data)	For the Three Months Ended			% Change 3Q23 vs.
	3Q2023	2Q2023	3Q2022	2Q2023	3Q2022
Interest income
Interest and fees on loans	$28,250	$27,288	$21,780	3.5%	29.7%
Interest on available-for-sale debt securities	1,519	1,562	881	(2.8)	72.4
Other interest income	1,417	1,252	573	13.2	147.3
Total interest income	31,186	30,102	23,234	3.6	34.2
Interest expense
Interest on deposits	13,006	11,920	2,890	9.1	350.0
Interest on borrowings	867	930	—	(6.8)	n/m
Total interest expense	13,873	12,850	2,890	8.0	380.0
Net interest income	17,313	17,252	20,344	0.4	(14.9)
Provision for credit losses	1,359	—	662	n/m	105.3
Net interest income after provision for credit losses	15,954	17,252	19,682	(7.5)	(18.9)
Noninterest income
Service charges on deposits	575	573	454	0.3	26.7
Loan servicing fees, net of amortization	468	595	610	(21.3)	(23.3)
Gain on sale of loans	1,179	2,098	3,490	(43.8)	(66.2)
Other income	379	339	267	11.8	41.9
Total noninterest income	2,601	3,605	4,821	(27.9)	(46.0)
Noninterest expense
Salaries and employee benefits	7,014	7,681	7,343	(8.7)	(4.5)
Occupancy and equipment	1,706	1,598	1,537	6.8	11.0
Data processing and communication	369	546	586	(32.4)	(37.0)
Professional fees	440	381	602	15.5	(26.9)
FDIC insurance and regulatory assessments	333	420	238	(20.7)	39.9
Promotion and advertising	207	159	177	30.2	16.9
Directors’ fees	164	210	170	(21.9)	(3.5)
Foundation donation and other contributions	529	594	875	(10.9)	(39.5)
Other expenses	773	711	810	8.7	(4.6)
Total noninterest expense	11,535	12,300	12,338	(6.2)	(6.5)
Income before income tax expense	7,020	8,557	12,165	(18.0)	(42.3)
Income tax expense	1,899	2,466	3,515	(23.0)	(46.0)
Net income	$5,121	$6,091	$8,650	(15.9)%	(40.8)%

Book value per share	$12.17	$12.16	$11.19	0.1%	8.8%
Earnings per share - basic	0.33	0.39	0.56	(15.4)	(41.1)
Earnings per share - diluted	0.33	0.39	0.55	(15.4)	(40.0)

Shares of common stock outstanding, at period end	15,149,203	15,118,268	15,199,840	0.2%	(0.3)%
Weighted average shares:
- Basic	15,131,587	15,158,365	15,195,826	(0.2)%	(0.4)%
- Diluted	15,140,577	15,169,794	15,275,156	(0.2)	(0.9)

KEY RATIOS

	For the Three Months Ended			Change 3Q23 vs.
	3Q2023	2Q2023	3Q2022	2Q2023	3Q2022
Return on average assets (ROA)(1)	0.96%	1.15%	1.77%	(0.2)%	(0.8)%
Return on average equity (ROE)(1)	11.07	13.27	19.91	(2.2)	(8.8)
Net interest margin(1)	3.38	3.40	4.31	—	(0.9)
Efficiency ratio	57.92	58.97	49.03	(1.1)	8.9

Total risk-based capital ratio	13.31%	13.10%	13.10%	0.2%	0.2%
Tier 1 risk-based capital ratio	12.09	11.92	11.92	0.2	0.2
Common equity tier 1 ratio	12.09	11.92	11.92	0.2	0.2
Leverage ratio	9.63	9.50	9.52	0.1	0.1

(1)Annualized.

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

($ in thousands, except share and per share data)	For the Nine Months Ended
	3Q2023	3Q2022	% Change
Interest income
Interest and fees on loans	$81,549	$58,145	40.3%
Interest on available-for-sale debt securities	4,647	2,114	119.8
Other interest income	3,686	1,067	245.5
Total interest income	89,882	61,326	46.6
Interest expense
Interest on deposits	35,308	4,613	665.4
Interest on borrowings	2,117	—	n/m
Total interest expense	37,425	4,613	711.3
Net interest income	52,457	56,713	(7.5)
Provision for credit losses	1,021	1,999	(48.9)
Net interest income after provision for credit losses	51,436	54,714	(6.0)
Noninterest income
Service charges on deposits	1,566	1,269	23.4
Loan servicing fees, net of amortization	1,909	1,711	11.6
Gain on sale of loans	5,847	10,601	(44.8)
Other income	1,179	815	44.7
Total noninterest income	10,501	14,396	(27.1)
Noninterest expense
Salaries and employee benefits	21,947	20,109	9.1
Occupancy and equipment	4,874	4,404	10.7
Data processing and communication	1,465	1,571	(6.7)
Professional fees	1,180	1,290	(8.5)
FDIC insurance and regulatory assessments	1,220	637	91.5
Promotion and advertising	528	531	(0.6)
Directors’ fees	535	537	(0.4)
Foundation donation and other contributions	1,876	2,542	(26.2)
Other expenses	2,118	1,882	12.5
Total noninterest expense	35,743	33,503	6.7
Income before income tax expense	26,194	35,607	(26.4)
Income tax expense	7,448	10,325	(27.9)
Net income	$18,746	$25,282	(25.9)%

Book value per share	$12.17	$11.19	8.8%
Earnings per share - basic	1.21	1.63	(25.8)
Earnings per share - diluted	1.21	1.62	(25.3)

Shares of common stock outstanding, at period end	15,149,203	15,199,840	(0.3)%
Weighted average shares:
- Basic	15,190,874	15,158,749	0.2%
- Diluted	15,200,612	15,246,345	(0.3)

KEY RATIOS

	For the Nine Months Ended
	3Q2023	3Q2022	% Change
Return on average assets (ROA)(1)	1.18%	1.80%	(0.6)%
Return on average equity (ROE)(1)	13.69	19.91	(6.2)
Net interest margin(1)	3.45	4.22	(0.8)
Efficiency ratio	56.77	47.11	9.7

Total risk-based capital ratio	13.31%	13.10%	0.2%
Tier 1 risk-based capital ratio	12.09	11.92	0.2
Common equity tier 1 ratio	12.09	11.92	0.2
Leverage ratio	9.63	9.52	0.1

(1)Annualized.

ASSET QUALITY

($ in thousands)	As of and For the Three Months Ended
	3Q2023	2Q2023	3Q2022
Nonaccrual loans(1)	$4,211	$3,447	$1,809
Loans 90 days or more past due, accruing(2)	—	—	—
Nonperforming loans	4,211	3,447	1,809
Other real estate owned ("OREO")	—	—	—
Nonperforming assets	$4,211	$3,447	$1,809

Criticized loans by risk categories:
Special mention loans	$3,651	$2,909	$—
Classified loans(1)(3)	10,139	4,629	3,100
Total criticized loans	$13,790	$7,538	$3,100

Criticized loans by loan type:
CRE loans	$5,130	$—	$—
SBA loans	6,169	4,784	1,375
C&I loans	—	200	742
Home mortgage loans	2,491	2,554	983
Total criticized loans	$13,790	$7,538	$3,100

Nonperforming loans / gross loans	0.24%	0.20%	0.11%
Nonperforming assets / gross loans plus OREO	0.24	0.20	0.11
Nonperforming assets / total assets	0.20	0.16	0.09
Classified loans / gross loans	0.58	0.27	0.19
Criticized loans / gross loans	0.78	0.44	0.19

Allowance for credit losses ratios:
As a % of gross loans	1.23%	1.21%	1.14%
As an adjusted % of gross loans(4)	1.26	1.25	1.18
As a % of nonperforming loans	513	603	1015
As a % of nonperforming assets	513	603	1015
As a % of classified loans	213	449	593
As a % of criticized loans	157	276	593

Net charge-offs (recoveries)	$488	$12	$(5)
Net charge-offs (recoveries)(5) to average gross loans(6)	0.11%	0.00%	(0.00)%

(1)Excludes the guaranteed portion of SBA loans that are in liquidation totaling $5.2 million, $5.1 million and $442 thousand as of September 30, 2023, June 30, 2023 and September 30, 2022, respectively.
(2)Excludes the guaranteed portion of SBA loans that are in liquidation totaling $246 thousand as of June 30, 2023.
(3)Consists of substandard, doubtful and loss categories.
(4)See the Reconciliation of GAAP to NON-GAAP Financial Measures.
(5)Annualized.
(6)Includes loans held for sale.

($ in thousands)	3Q2023	2Q2023	3Q2022
Accruing delinquent loans 30-89 days past due
30-59 days	$5,979	$3,647	$360
60-89 days	2,377	1,568	845
Total	$8,356	$5,215	$1,205

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS

	For the Three Months Ended
	3Q2023			2Q2023			3Q2022
($ in thousands)	Average Balance	Interest and Fees	Yield/ Rate(1)	Average Balance	Interest and Fees	Yield/ Rate(1)	Average Balance	Interest and Fees	Yield/ Rate(1)
Interest-earning assets:
Interest-bearing deposits in other banks	$82,752	$1,116	5.28%	$79,200	$1,003	5.01%	$75,599	$427	2.21%
Federal funds sold and other investments	16,176	301	7.44	15,374	249	6.46	12,221	146	4.78
Available-for-sale debt securities, at fair value	199,205	1,519	3.05	209,801	1,562	2.98	172,696	881	2.04
CRE loans	856,911	12,207	5.65	838,526	11,823	5.66	810,158	10,144	4.97
SBA loans	248,960	7,303	11.64	262,825	7,174	10.95	286,903	5,850	8.09
C&I loans	117,578	2,340	7.90	114,103	2,232	7.85	140,098	1,952	5.53
Home mortgage loans	516,465	6,393	4.95	508,976	6,043	4.75	375,804	3,820	4.07
Consumer loans	274	7	10.01	1,334	16	4.77	1,037	14	4.88
Loans(2)	1,740,188	28,250	6.45	1,725,764	27,288	6.34	1,614,000	21,780	5.36
Total interest-earning assets	2,038,321	31,186	6.08	2,030,139	30,102	5.94	1,874,516	23,234	4.92
Noninterest-earning assets	84,580			84,991			83,398
Total assets	$2,122,901			$2,115,130			$1,957,914

Interest-bearing liabilities:
Money market deposits and others	$352,424	$3,487	3.93%	$357,517	$3,201	3.59%	$502,166	$1,506	1.19%
Time deposits	869,675	9,519	4.34	843,836	8,719	4.14	445,271	1,383	1.23
Total interest-bearing deposits	1,222,099	13,006	4.22	1,201,353	11,920	3.98	947,437	2,889	1.21
Borrowings	79,891	867	4.31	82,586	930	4.52	130	1	—
Total interest-bearing liabilities	1,301,990	13,873	4.23	1,283,939	12,850	4.01	947,567	2,890	1.21
Noninterest-bearing liabilities:
Noninterest-bearing deposits	599,262			615,748			806,289
Other noninterest-bearing liabilities	36,620			31,810			30,258
Total noninterest-bearing liabilities	635,882			647,558			836,547
Shareholders’ equity	185,029			183,633			173,800
Total liabilities and shareholders’ equity	$2,122,901			2,115,130			1,957,914

Net interest income / interest rate spreads		$17,313	1.85%		$17,252	1.93%		$20,344	3.71%
Net interest margin			3.38%			3.40%			4.31%

Cost of deposits & cost of funds:
Total deposits / cost of deposits	$1,821,361	$13,006	2.83%	$1,817,101	$11,920	2.63%	$1,753,726	$2,889	0.65%
Total funding liabilities / cost of funds	1,901,252	13,873	2.90	1,899,687	12,850	2.71	1,753,856	2,890	0.65

(1)Annualized.
(2)Includes loans held for sale.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS

	For the Nine Months Ended
	3Q2023			3Q2022
($ in thousands)	Average Balance	Interest and Fees	Yield/ Rate(1)	Average Balance	Interest and Fees	Yield/ Rate(1)
Interest-earning assets:
Interest-bearing deposits in other banks	$78,736	$2,965	4.97%	$80,659	$665	1.09%
Federal funds sold and other investments	14,575	721	6.59	11,720	402	4.59
Available-for-sale debt securities, at fair value	206,448	4,647	3.00	165,094	2,114	1.71
CRE loans	845,340	35,208	5.57	757,950	26,689	4.71
SBA loans	262,130	21,459	10.94	332,659	17,392	6.99
C&I loans	117,850	6,772	7.68	152,189	5,300	4.66
Home mortgage loans	504,188	18,070	4.78	296,331	8,731	3.93
Consumer & other loans	994	40	5.40	866	33	5.04
Loans(2)	1,730,502	81,549	6.30	1,539,995	58,145	5.05
Total interest-earning assets	2,030,261	89,882	5.91	1,797,468	61,326	4.56
Noninterest-earning assets	84,044			73,410
Total assets	$2,114,305			$1,870,878

Interest-bearing liabilities:
Money market deposits and others	$373,041	$9,837	3.53%	$461,821	$2,260	0.65%
Time deposits	833,603	25,471	4.09	403,242	2,352	0.78
Total interest-bearing deposits	1,206,644	35,308	3.91	865,063	4,612	0.71
Borrowings	63,078	2,117	4.49	44	1	3.00
Total interest-bearing liabilities	1,269,722	37,425	3.94	865,107	4,613	0.71
Noninterest-bearing liabilities:
Noninterest-bearing deposits	628,569			811,263
Other noninterest-bearing liabilities	33,377			25,213
Total noninterest-bearing liabilities	661,946			836,476
Shareholders’ equity	182,637			169,295
Total liabilities and shareholders’ equity	$2,114,305			1,870,878

Net interest income / interest rate spreads		$52,457	1.97%		$56,713	3.85%
Net interest margin			3.45%			4.22%

Cost of deposits & cost of funds:
Total deposits / cost of deposits	$1,835,213	$35,308	2.57%	$1,676,326	$4,612	0.37%
Total funding liabilities / cost of funds	1,898,291	37,425	2.64%	1,676,370	4,613	0.37%

(1)Annualized.
(2)Includes loans held for sale.